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                                                                     Exhibit 5.1


                       Skadden, Arps, Slate, Meagher & Flom LLP
                                  One Rodney Square
                             Wilmington, Delaware  19801


                                   November 10, 1997


ROCKSHOX, INC.
401 Charcot Avenue
San Jose, California  95131

              Re:  ROCKSHOX, INC.
                   Post-Effective Amendment No. 1 to the Registration Statement on Form S-8
                   ------------------------------------------------------------

Ladies and Gentlemen:

    At your request, we have examined the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") that you intend to file with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 300,000 additional shares (the "Additional Shares") of common stock, par value $.01 per share ("Common Stock"), of ROCKSHOX, INC. (the "Company") to be issued by the Company under the ROCKSHOX, INC. 1996 Stock Plan, as amended on August 14, 1997 (the "Amended Plan").

    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Amended Plan, (ii) the Amended and Restated Certificate of Incorporation of the Company, (iii) the Amended and Restated Bylaws of the Company, (iv) copies of certain resolutions of the Board of Directors of the Company relating to, among other things, the Additional Shares, the Amended Plan and the Registration Statement, (v) draft minutes of the Annual Meeting of Stockholders of the Company held on August 14, 1997 relating to, among other things, the Amended Plan and the Additional Shares, (vi) the form of specimen certificate representing the Common Stock and (vii) such other documents, certificates and records as we have considered necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

    Members of our firm are admitted to the Bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

    Based upon and subject to the foregoing, and assuming (i) the valid issuance of options pursuant to the Amended Plan and (ii) the conformity of the certificates representing the Additional Shares to the form thereof examined by us and the due execution and countersignature of such certificates, we are of the opinion that the Additional Shares, when issued upon exercise of options in accordance with the terms of the Amended Plan, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                   Very truly yours,




                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP